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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest reported)    August 24, 2004
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                            Microfield Group, Inc.
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             (Exact name of registrant as specified in its charter)


          Oregon                    000-26226               93-0935149
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(State or other jurisdiction       Commission              (IRS Employer
     of incorporation)             file number          Identification No.)


1631 NW Thurman, Suite 200, Portland, OR                     97209
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 (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code   (503) 419-3580
                                                   -----------------

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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
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On August 24, 2004 Microfield entered into a working capital line of credit with
Destination Capital, LLC. The loan agreement and promissory note, which is collateralized by certain assets of Microfield and its subsidiary Christenson Velagio, Inc. (CVI), is subordinate to CVI's primary working capital line of credit with CAPCO. The maximum borrowing available under the line of credit is $2,000,000 with interest accruing at the rate of prime plus 10%. The term of the line of credit is 24 months with payments of interest only for the first 9 months and the remaining principal and interest payments amortized over the remaining 15 months. Additionally, Destination Capital will earn warrants at the rate of 12.5% of the outstanding dollar value of the loan for each month that the loan is outstanding. The exercise price for the warrants will the lesser of $.38 per share or the value of any shares, warrants or non-employee options issued by Microfield while the note is outstanding.

Robert J. Jesenik, one of Microfield's directors, has a substantial beneficial ownership in Destination Capital and JMW Capital Partners, Inc., a provider of management services to Destination Capital.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 30, 2004.
                                        Microfield Group, Inc.



                                        /s/ William C. McCormick
                                        --------------------------------
                                        William C. McCormick, President